Exhibit 10.40


                                CREDIT AGREEMENT

        This Agreement is made by and between Amylin Pharmaceuticals, Inc. ("Borrower") and Imperial Bank, a California banking corporation, ("Bank").

        In consideration of mutual covenants and conditions hereof, the parties hereto agree as follows:

1. REPRESENTATIONS OF BORROWER

               Borrower represents and warrants that:

1.01 EXISTENCE AND RIGHTS. Borrower is a corporation duly organized and existing and in good standing under the laws of Delaware, without limit as to the duration of its existence and is authorized and in good standing to do business in the State of California; Borrower has corporate powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each State in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; and Borrower has the power and adequate authority to make and carry out this Agreement

1.02 AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's certificate of incorporation or by-laws, as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms; subject only to bankruptcy, insolvency or similar laws affecting creditors rights generally.

1.03 NO CONFLICT. The execution, delivery and performance of this Agreement are not in contravention of or in conflict with any material agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

1.04 LITIGATION. Except as set forth in the Borrower's most recent Form 10-Q filed with the Securities and Exchange Commission, there is no litigation or other proceeding pending or threatened against or affecting Borrower which if determined adversely to Borrower or its interest would have a material adverse effect on the financial condition of Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

1.05 FINANCIAL CONDITION. The balance sheet of Borrower as of September 30, 1997, a copy of which has heretofore been delivered to Bank by Borrower, and all other material statements and data submitted in writing by Borrower to Bank in connection with this request for credit are to the best of Borrower's knowledge true and correct, and said balance sheet truly presents the financial condition of Borrower as of the date thereof, and has been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since September 30, 1997, there have been no material adverse changes to Borrower's financial condition. Borrower has no knowledge of any liabilities,

CREDIT AGREEMENT
JANUARY 15, 1998


contingent or otherwise, at September 30, 1997 not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

1.06 TITLE TO ASSETS. Borrower has good title to its assets, and the same are not subject to any liens or encumbrances other than those permitted by Section
3.03 hereof.

1.07 TAX STATUS. Borrower has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no liability for re-negotiation of profits.

1.08 TRADEMARKS, PATENTS. Except as set forth in the Borrower's most recent Form 10-Q filed with the Securities and Exchange Commission, Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

1.09 REGULATION U. None of the proceeds of any loan from the Bank to Borrower shall be used to purchase or carry margin stock (as defined within Regulation U of the Board of Governors of the Federal Reserve system).

2. LOAN COMMITMENT

2.01 LOAN COMMITMENT. Subject to the terms of this Agreement and the related documents specified in section 2.05 below, Bank hereby agrees to make periodic advances ("Advances") to Borrower from time to time during the Commitment Period (defined below), not to exceed at any time the aggregate principal amount of two million seven hundred thousand dollars ($2,700,000) (the "Credit Facility").

2.03 COMMITMENT PERIOD. Bank's obligation to make Advances to Borrower hereunder shall commence as of January 1, 1998 and continue until December 31, 1998 subject to the provisions of Section 5 of this Agreement (the "Commitment Period").

2.04 ADVANCE REQUESTS. Advance requests shall be evidenced by an Advance Request form substantially in the form of Exhibit A hereto and duly executed by an authorized officer of Borrower (the "Advance Request"). Each Advance shall be repaid by Borrower pursuant to the terms of the Note in an amount of up to two million seven hundred thousand dollars ($2,700,000) of even date herewith (the "Note"). Advance Requests shall specify (a) the amount of the Advance requested by Borrower, (b) the requested disbursement date therefor, and (c) disbursement instructions in the form of either account information for a Borrower account at Bank into which proceeds should be deposited, or outgoing wire transfer instructions. Following the receipt of any properly executed Advance Request, Bank shall disburse the Advance in lawful money of the United States of America in accordance with such Advance Request.

2.05 LOAN DOCUMENTS. Notwithstanding any contrary provision of the Agreement, each Advance pursuant to the Agreement shall be made subject to and in accordance with each of the

CREDIT AGREEMENT
JANUARY 15, 1998


following (together with this Agreement, collectively referred to as the "Loan Documents"), all of which are hereby incorporated herein and made a part hereof:

               a.     Note dated January 15, 1998 between Borrower and Bank.

               b. Agreement to Provide Insurance (Real or Personal Property) dated January 15, 1998, executed by Borrower.

               c. General Security Agreement (Tangible and Intangible Personal Property) dated January 15, 1998, executed by Borrower.

               d. Corporate Resolution Regarding Credit dated January 15, 1998, executed by Borrower.

3. AFFIRMATIVE COVENANTS OF BORROWER

               Borrower agrees that so long as it is indebted to Bank, under borrowings, or other indebtedness, it will, unless Bank shall otherwise consent in writing:

3.01 RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve its existence.

3.02 INSURANCE. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses and/or in the exercise of good business judgment and as to property insurance have Bank named as loss payee in an Lenders "Loss Payable" Endorsement Form 438BFU or equivalent.

3.03 TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

               a. The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse affect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

               b. It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it adequate with respect thereto.

3.04 FINANCIAL COVENANTS.

               a. LIQUIDITY COVENANT. Have and maintain a balance of cash, cash equivalents, and Short-Term Investments ("Liquidity") of at least $10,000,000.00. If Liquidity falls below $10,000,000.00, Borrower shall provide collateral in the form of cash or cash equivalents to Bank equal to 50% of the outstanding amount of the loan. Following the pledge of such collateral in conjunction with a violation of this Liquidity covenant, if Borrower

CREDIT AGREEMENT
JANUARY 15, 1998


                subsequently complies with this Liquidity covenant and other terms and conditions of its indebtedness to Bank, the collateral shall be returned to the Borrower. "Short-Term Investments" are defined as readily negotiable "Margin Stocks" as defined by Regulation U with a per-share market value of no less than $5.00; or municipal, corporate, or United States Government debt instruments rated "Baa" or higher. Borrower may also include in this Liquidity covenant monies contractually available to Borrower from Johnson & Johnson which are not subject to cancellation or restriction by Johnson & Johnson; such monies may be included in this Liquidity covenant for no more than two consecutive fiscal quarters in any one fiscal year.

3.05 RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times and upon reasonable notice during normal business hours; and furnish Bank:

                a. QUARTERLY FINANCIAL STATEMENT. Within forty-five (45) days after the close of each quarter of each fiscal year of Borrower, commencing with the quarter next ending, Form 10-Q as required by the Securities and Exchange Commission;

                b. ANNUAL FINANCIAL STATEMENT. As soon as available, and in any event within ninety (90) days after the close of each fiscal year of Borrower, Form 10-K as required by the Security and Exchange Commission;

                c. CERTIFICATION OF CHIEF FINANCIAL OFFICER. Within ninety (90) days after the end of each fiscal year of Borrower, a certificate of chief financial officer of Borrower, delivered on behalf of Borrower, stating that Borrower has performed and observed in all material respects each and every covenant contained in this Agreement to be performed by it and that no event has occurred and no condition then exists which constitutes an event of default hereunder or would constitute such an event of default upon the lapse of time or upon the giving of notice and the lapse of time specified herein; or, if any such event has occurred or any such condition exists, specifying the nature thereof;

                d. LIQUIDITY STATEMENT. Within 21 days of each month end of Borrower, a cash, cash equivalent and Short-Term Investment position statement executed by an authorized officer of Borrower.

                e. MANAGEMENT LETTER. In connection with each fiscal year end financial statement furnished to Bank hereunder, any management letter of Borrower's independent certified public accountant.

3.06 NOTICE OF DEFAULT. Promptly notify Bank in writing of the occurrence of any Event of Default hereunder ("Event of Default") or any event which upon notice and lapse of time would be an Event of Default.

3.07 ATTORNEY'S FEES. Pay promptly to Bank without demand after notice, with interest thereon from the date of expenditure at the rate applicable to any loans from Bank to Borrower, reasonable attorneys' fees and all costs and expenses paid or incurred by Bank in collecting or

CREDIT AGREEMENT
JANUARY 15, 1998


compromising any such loan after the occurrence of an Event of Default, whether or not suit is filed. If suit is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs in addition to any other remedy or recovery awarded by the court.

4. NEGATIVE COVENANTS OF BORROWER

               Borrower agrees that so long as it is indebted to Bank, it will not, without Bank's written consent, which consent shall not be unreasonably withheld:

4.01 TYPE OF BUSINESS. Make any substantial change in the character of its business.

4.02 LIENS AND ENCUMBRANCES. Other than in the ordinary course of business, create, incur, or assume any mortgage, pledge, encumbrance, lien or charge of any kind upon any asset now owned, other than liens for taxes not delinquent and liens in Bank's favor, except for those already existing as of September 30, 1997.

4.03 LOANS, INVESTMENTS, SECONDARY LIABILITIES. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business and consistent with past practices or make any investment in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business and consistent with past practices.

4.04 ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION. Except in the ordinary course of business or for the betterment of the business, purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets except in the ordinary course of its business or for the betterment of the business; or except in the ordinary course of business or for the betterment of the business, sell, lease assign or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any dividends, property or other asset accompanied by the leasing back of the same.

5. EVENTS OF DEFAULT

               The occurrence of any of the following Events of Default shall, at Bank's option, terminate Bank's commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to Bank immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

5.01 FAILURE TO PAY. Failure to pay any installment of principal or interest on any indebtedness of Borrower to Bank within five (5) days after notice is delivered to Borrower that the indebtedness is past-due.

5.02 BREACH OF COVENANT. Failure of Borrower to perform any other term or condition of this Agreement binding upon Borrower if such failure is not remedied within ten (10) days after written notice is received from Bank.

CREDIT AGREEMENT
JANUARY 15, 1998


5.03 BREACH OF WARRANTY. Any of Borrower's representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any respect.

5.04 INSOLVENCY; RECEIVER OR TRUSTEE. Borrower shall become insolvent; or admit its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

5.05 JUDGMENTS, ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process shall be entered or filed against Borrower or any of its assets and shall remain unvacated, unbonded or unstayed for a period later than five days prior to the date of any proposed sale thereunder.

5.06 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against it, shall be consented to.

6. MISCELLANEOUS PROVISIONS

6.01 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Bank or any holder of any note issued by Borrower to Bank, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or any note issued in connection with a loan that Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.02 ADDITIONAL REMEDIES. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff or banker's lien.

6.03 INUREMENT. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower.

6.04 INTENTIONALLY LEFT BLANK.

6.05 OFFSET. In addition to and not in limitation of all rights of offset that Bank or other holder of any note issued by Borrower in favor of Bank may have under applicable law, Bank or other holder of such notes shall, upon the occurrence of any Event of Default or any event which with the passage of time or notice would constitute such an Event of Default, have the right to appropriate and apply to the payment of the outstanding under any such note any and all balances, credits, deposits, accounts or monies of Borrower then or thereafter with Bank or other holder, within ten (10) days after the Event of Default, and notice of the occurrence of any Event of Default by Bank to Borrower.

6.06 SEVERABILITY. Should any one or more provisions of the Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

CREDIT AGREEMENT
JANUARY 15, 1998


6.07 TIME OF THE ESSENCE. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

6.08 INTEGRATION CLAUSES. Except for documents and instruments specifically referenced herein, the Agreement constitutes the entire agreement between Bank and Borrower regarding any loan or loans from Bank to Borrower, and all prior communications verbal or written between Borrower and Bank shall be of no further effect or evidentiary value. In the event of a conflict or inconsistency among any other documents and instruments and this Agreement, the provisions of this Agreement shall prevail.

6.09 ACCOUNTING. All accounting terms shall have the meanings applied under generally accepted accounting principles unless otherwise specified.

6.10 MODIFICATION. This Agreement may be modified only by a writing signed by an authorized representative of each party hereto.

6.11 NOTICES. All communications and notices hereunder shall be in writing and shall be transmitted to Borrower and Bank at:

                             Borrower:      Amylin Pharmaceuticals, Inc.
                                            9373 Towne Centre Drive
                                            San Diego, CA   92121
                                            Attn: Chief Financial Officer
                                            Tel: (619) 552-2200
                                            Fax: (619) 552-2212

                             Bank:          Imperial Bank
                                            701 B Street, Suite 600
                                            San Diego, CA   92101
                                            Attn: Regional Vice President
                                            Tel: (619) 338-1500
                                            Fax: (619) 234-2234

7. GOVERNING LAW; JUDICIAL REFERENCE.

7.01 GOVERNING LAW. This Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

7.02 JUDICIAL REFERENCE.

        (a) Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be

CREDIT AGREEMENT
JANUARY 15, 1998


settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or Los Angeles County if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP Section 170.6. The referee shall (a) be requested to set the matter for hearing within sixty
(60) days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon thirty (30) days written notice, and request for production or inspection of documents shall be responded to within thirty (30) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

        (b) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

        (c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

CREDIT AGREEMENT
JANUARY 15, 1998


        (d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The provisions with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

        This Agreement is executed on behalf of the parties by duly authorized representatives as of January 15, 1998.

                             IMPERIAL BANK ("BANK")



                             By:    /s/ Mike Berrier
                                    -----------------------------------------
                                    Mike Berrier, Vice President

                             Date:  1/27/98


                             AMYLIN PHARMACEUTICALS, INC. ("BORROWER")



                             By:    /s/ Bradford J. Duft
                                    -----------------------------------------
                                    Bradford J. Duft
                                    Senior Vice President and General Counsel


                             Date:  1/23/98
                                    ----------------

CREDIT AGREEMENT
JANUARY 15, 1998


                                      NOTE

Maximum of $2,700,000.00 San Diego, California, January 15, 1998.

On December 1, 2003 and as hereinafter provided for value received, to undersigned promises to pay to IMPERIAL BANK ("Bank") a California banking corporation, or order, at its San Diego Regional office, the principal sum of $ 2,700,000.00 or such sums up to the maximum if so stated, as the Bank may now or hereafter advance to or for the benefit of the undersigned in accordance with the terms hereof, together with interest from date of disbursement or N/A, whichever is later, on the unpaid principal balance at the rate at 0.500 % per year in excess of the rate of interest which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in such Prime Rate, or $250.00 whichever is greater. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance is outstanding, divided by 360, which shall, for interest computation purposes, be considered one year.

Interest shall be payable monthly in addition to principal beginning February 28, 1998, and if not so paid shall become a part of the principal. All payments shall he applied first to any rate charges owing, then to interest and the remainder, if any, to principal. Principal shall be payable in installments of $
* or more, each installment on the last day of each month, beginning February 28, 1998. Advances not to exceed any unpaid balance owing at any one time equal to the maximum amount specified above, may be made at the option of Bank.

     Any partial prepayment shall be applied to the installments, if any, in inverse order of maturity. Should default be made in the payment of principal or interest when due, or in the performance or observance, when due, of any item, covenant or condition of any deed of trust, security agreement or other agreement (including amendments or extensions thereof) securing or pertaining to this note, at the option of the holder hereof and without notice or demand, the entire balance of principal and accrued interest then remaining unpaid shall (a) become immediately due and payable, and (b) thereafter bear interest, until paid in full, at the increased rate of 5% per year in excess of the rate provided for above, as it may vary from time-to-time.

     Defaults shall include, but not be limited to, the failure of the maker(s) to pay principal or interest when due/** the filing as to each person obligated hereon, whether as maker, co-maker, endorser or guarantor (individually or collectively referred to as the "Obligor") of a voluntary or involuntary petition under the provisions of the Federal Bankruptcy Act; the issuance of any attachment or execution against any asset of any Obligor; the death of any Obligor; or any deterioration of the financial condition of any Obligor which results in the holder hereof considering itself, in good faith, insecure.

     If any installment payment, interest payment, principal payment or principal balance payment due hereunder is delinquent/** five or more days, Obligor agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the holder of this note to accept payment of any payment past due or less than the total unpaid principal balance after maturity.

CREDIT AGREEMENT
JANUARY 15, 1998


     **in accordance with the Credit Agreement dated January 15, 1998.

     If this note is not paid when due, each Obligor promises to pay all costs and expenses of collection and, reasonably attorneys fees incurred by the holder hereof on account of such collection, plus interest at the rate applicable to principal, whether or not suit is filed hereon. Each Obligor shall be jointly and severally liable hereon and consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity; consents to the acceptance, release or substitution of security for this note; and waives demand and protest and the right to assert any statute of limitations. Any married person who signs this note agrees that recourse may be had against separate property for any obligations hereunder. The indebtedness evidenced hereby shall be payable in lawful money of the United States. In any action brought under or arising out of this note, each, Obligor, including successor(s) or assign(s) hereby consents to the application of California law, to the jurisdiction of any competent court within the State of California, and to service of process by any means authorized by California law.

     No single or partial exercise of any power hereunder, or under any deed of trust, security agreement or other agreement In connection herewith shall preclude other or further exercises thereof or the exercise of any other such power. The holder hereof shall at all times have the right to proceed against any portion of the security for this note in such order and in such manner as such holder may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the part of the holder hereof in exercising any right hereunder, or under any dead of trust, security agreement or other agreement, shall Not operate as a waiver of such right, or of any other right. under this note or any deed of trust, security agreement or other agreement in connection herewith.

*See Addendum I to Note attached hereto and made a part hereof by this reference.



This Note is subject to the terms and
conditions of the Credit Agreement            Amylin Pharmaceuticals, Inc. a
dated January 15,1998 and all                 Delaware Corporation
amendments thereto and replacements
therefor.                                     By: /s/ Marjorie T. Sennett
                                                  ------------------------------

CREDIT AGREEMENT
JANUARY 15, 1998


Attached to that certain Note dated January 15, 1998 in the amount of $2,700,000.00 executed by AMYLIN PHARMACEUTICALS, INC., a Delaware corporation.



                                   ADDENDUM I


Advances under the Note shall be available through December 31, 1998. On said date, the outstanding balance of the advances shall be converted to an amortizing loan payable in 60 equal monthly payments of principal plus accrued interest commencing January 30, 1999.

All principal and accrued but unpaid interest shall be in any event be due and payable on December 1, 2003.




AMYLIN PHARMACEUTICALS, INC., a Delaware corporation.




By: /s/ Marjorie T. Sennett
   ------------------------